Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 25, 2000 pertaining to the 2000 Incentive Plan for TOR
Minerals International, Inc. (formerly Hitox Corporation of America) of our report dated February 18, 2000, with respect to the financial statements of Hitox Corporation of America included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities Exchange Commission.

Ernst & Young LLP

May 23, 2000
San Antonio, Texas